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Exhibit 3.1

                                     FORM 19

                                  (Section 348)

                          PROVINCE OF BRITISH COLUMBIA
COMPANY ACT

                               SPECIAL RESOLUTIONS

CERTIFICATE OF INCORPORATION NO. 264056

The following Special Resolutions were passed by the undermentioned Company on the date stated:

         Name of Company:            International Absorbents Inc.

         Date Resolutions passed:    This 23rd day of March, 2001.

Resolutions:

"RESOLVED, AS A SPECIAL RESOLUTION THAT:--

1. The authorized capital of the Company be altered by consolidating 100,000,000 common shares without par value of which approximately 22,497,485 common shares are issued and outstanding into 25,000,000 common shares without par value of which approximately 5,624,372 shares are issued and outstanding.

2. The Authorized capital of the Company be increased from 25,000,000 common shares without par value to 100,000,000 common shares without par value by creating 75,000,000 additional common shares without par value.

3. Paragraph 2 of the Memorandum, in the form of Schedule "A" of the Company be altered to read as follows: "2. The authorized capital of the Company consists of 100,000,000 common shares without par value."

4. The Memorandum be in the form of Schedule "A" hereto so that the Memorandum as altered shall at the time of filing comply with the Company Act."


CERTIFIED A TRUE COPY of Resolutions made March 23, 2001 by the Directors of International Absorbents, Inc. on this 27th day of March 2001.

/s/ Stephen Silbernagel
--------------------------------
Stephen Silbernagel,
Solicitor for the Company


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                                  SCHEDULE "A"



                          PROVINCE OF BRITISH COLUMBIA


"COMPANY ACT"



                               ALTERED MEMORANDUM

                                       OF

                          INTERNATIONAL ABSORBENTS INC.

      (As Altered by Special Resolution dated this 23rd day of March 2001)



(1)  The name of the company is "International Absorbents Inc.".

(2) The authorized capital of the Company consists of 100,000,000 common shares without par value.